THERMON REPORTS FISCAL 2017 RESULTS

SAN MARCOS, Texas, May 24, 2017 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the fourth quarter ("Q4 2017") and the fiscal year ended March 31, 2017 ("fiscal 2017").

Financial summary for Q4 2017 compared to the three months ended March 31, 2016 ("Q4 2016"):

•	Revenue of $67.6 million, a decrease of 7%

•	Backlog of $107.0 million, an increase of 32%

•	Orders of $69.4 million, a decrease of 4%

•	Fully diluted GAAP EPS of $0.10 and Adjusted EPS of $0.10 compared to $0.10 and $0.20, respectively, in Q4 2016

"We are encouraged by the efforts of our entire organization to execute our customer deliveries in Q4 2017 and meet our revenue objectives. Due to a lower mix of our core electrical heat tracing product sales and higher labor content in the cost of our Greenfield sales, gross margins remained below our historical average which negatively affected our bottom line results. While our backlog remains strong, we continue to be subject to potential schedule delays by our customers. Given the mixed signals from the industry, we anticipate that organic revenue will be flat to low signal digit decrease for fiscal 2018." said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q4 2017, the Company generated revenue of $67.6 million versus $72.3 million in Q4 2016, a decrease of $4.7 million or 7%. During Q4 2017 and Q4 2016, Greenfield and MRO/UE (facility maintenance, repair and operations and upgrade or expansion) activity accounted for 40% and 60% of revenue, respectively, in both periods.

Gross margin during Q4 2017 was 41.8% compared to 44.4% in Q4 2016. Gross margin performance during the quarter was negatively impacted by an unfavorable product mix for sales of our core electrical heat tracing products and a higher labor content in our Greenfield cost of sales. We also continue to experience competitive pricing pressure for Greenfield sales during the current industry downturn.

Q4 2017 orders were $69.4 million versus $72.6 million in Q4 2016, a decrease of $3.2 million or 4%. Q4 2017 backlog of $107.0 million represents a 32% increase over Q4 2016 backlog of $81.2 million.

Q4 2017 net income attributable to Thermon and GAAP EPS were $3.3 million and $0.10 per fully diluted common share, respectively, compared to $3.2 million and $0.10 per fully diluted common share, respectively, in Q4 2016. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Q4 2017 of $3.3 million and Adjusted EPS of $0.10 per fully diluted common share compared to $6.5 million and $0.20 per fully diluted common share, respectively, in Q4 2016.

In fiscal 2017, the Company generated revenue of $264.1 million compared to $281.9 million in the fiscal year ended March 31, 2016 ("fiscal 2016"), a decrease of $17.8 million or 6%. Gross margin during fiscal 2017 was 42.4% compared to 46.6% in fiscal 2016. Our mix of Greenfield and MRO/UE sales was 39% and 61% in fiscal 2017 compared to 34% and 66% in fiscal 2016, respectively. Fiscal 2017 orders were $290 million versus $287 million in fiscal 2016, an increase of $3 million or 1%.

Fiscal 2017 net income attributable to Thermon and GAAP earnings per share were $14.6 million and $0.45 per fully diluted common share, respectively, compared to $23.0 million and $0.71 per fully diluted common share, respectively, in fiscal 2016. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in fiscal 2017 of $14.1 million and Adjusted EPS of $0.43 per fully diluted common share compared to Adjusted Net Income of $28.9 million and Adjusted EPS of $0.89 per fully diluted common share, respectively, during fiscal 2016.

Outlook

The Company expects fiscal 2018 revenue to be flat to slightly down from fiscal 2017 levels. Our estimate is based upon the expectation that the pace of project execution in backlog will continue to experience customer delays.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q4 2017 and full fiscal 2017 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow" and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before acquisition-related contingent consideration accounted for as compensation, our impairment of goodwill and intangible assets in our Unitemp operations, adjustments to our deferred tax liability for discrete tax events, costs of restructuring Canadian operations, accelerated amortization on debt refinancing and the income tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests, our impairment of goodwill and intangible assets in our Unitemp operations, costs of restructuring Canadian operations and acquisition-related contingent consideration accounted for as compensation. "Return on equity" for the three month periods ended March 31, 2017 and 2016, represents Adjusted EBITDA for each respective period that is multiplied by four to represent a full year's results, divided by the average of total equity at March 31 and December 31 for each respective period. "Return on equity" for the year ended March 31, 2017 and 2016, represents Adjusted EBITDA for each respective year, divided by the average of total equity for each respective fiscal year. We believe that the average total equity properly accounts for net income that occurred during the three months and years ended March 31, 2017 and 2016. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity," "Reconciliation of

Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could,""should" "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x) our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, to be filed with the Securities and Exchange Commission on or prior to May 30, 2017. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Sarah Alexander

(512) 396-5801

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Sales	$67,582	$72,344	$264,130	$281,928
Cost of sales	39,308	40,249	152,199	150,613
Gross profit	28,274	32,095	111,931	131,315
Operating expenses:
Marketing, general and administrative and engineering	19,282	18,953	74,313	71,274
Acquisition related compensation	—	1,770	—	5,706
Stock compensation expense	744	985	3,402	3,749
Impairment of goodwill and intangibles	—	1,713	—	1,713
Amortization of other intangible assets	2,968	3,133	11,772	12,112
Income from operations	5,280	5,541	22,444	36,761
Interest income and expense, net	(555)	(698)	(2,561)	(2,987)
Acceleration of unamortized debt cost	—	—	—	(302)
Debt cost amortization	(92)	(103)	(391)	(430)
Interest expense, net	(647)	(801)	(2,952)	(3,719)

Other expense	(254)	(12)	(410)	(676)
Income before provision for taxes	4,379	4,728	19,082	32,366
Income tax expense	1,030	1,254	4,098	8,716
Net income	3,349	3,474	14,984	23,650

Income attributable to non-controlling interests	98	270	343	641
Net income attributable to Thermon	$3,251	$3,204	$14,641	$23,009

Net income per common share:
Basic income per share	$0.10	$0.10	$0.45	$0.72
Diluted income per share	$0.10	$0.10	$0.45	$0.71
Weighted-average shares used in computing net income per common share:
Basic common shares	32,344	32,219	32,302	32,177
Fully-diluted common shares	32,759	32,607	32,633	32,593

	March 31, 2017 (unaudited)	March 31, 2016
Cash	$42,842	$84,570
Total debt	80,476	93,612
Total equity	312,501	298,701

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Year Ended March 31, 2017	Year Ended March 31, 2016
Net income attributable to Thermon	$3,251	$3,204	$14,641	$23,009
Interest expense, net	647	801	2,952	3,719
Income tax expense	1,030	1,254	4,098	8,716
Depreciation and amortization expense	4,630	4,438	17,832	17,409
EBITDA (non-GAAP basis)	$9,558	$9,697	$39,523	$52,853
Stock compensation expense	744	985	3,402	3,749
Income attributable to non-controlling interests	98	270	343	641
Cost of restructuring Canadian operations	—	—	—	578
Impairment of goodwill and intangibles related to the Unitemp acquisition	—	1,713	—	1,713
Acquisition related contingent consideration accounted for as compensation	—	1,770	—	5,706
Adjusted EBITDA (non-GAAP basis)	$10,400	$14,435	$43,268	$65,240

Adjusted EBITDA - Annualized for a full fiscal year (non-GAAP basis)	$41,600	$57,740	$43,268	$65,240

Average total equity for the three and twelve month periods ended March 31, 2017 and 2016, respectively	$308,390	$291,509	$305,601	$285,234

Return on Equity (non-GAAP basis)	13%	20%	14%	23%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Year Ended March 31, 2017	Year Ended March 31, 2016	Adjustment to:

GAAP net income attributable to Thermon	$3,251	$3,204	$14,641	$23,009

Acquisition related contingent consideration accounted for as compensation	—	1,770	—	5,706	Operating expense
Impairment of goodwill and intangibles related to the Unitemp acquisition	—	1,713		1,713	Operating expense
Tax effect of Canadian tax rate change on deferred tax liability	—	—	—	455	Income tax expense
Cost of restructuring Canadian operations	—	—	—	578	Operating expense
Accelerated amortization on debt refinancing	—	—	—	302	Interest expense
Release of deferred tax liability for undistributed foreign earnings and uncertain tax positions	—	—	(555)	(1,281)	Income tax expense
Tax effect of non-tax adjustments	—	(228)	—	$(1,552)	Income tax expense
Adjusted net income (non-GAAP)	$3,251	$6,459	$14,086	$28,930

Adjusted fully-diluted earnings per common share (non-GAAP)	$0.10	$0.20	$0.43	$0.89

Fully-diluted common shares	32,759	32,607	32,633	32,593

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Year Ended March 31, 2017	Year Ended March 31, 2016
Cash provided by operating activities	$13,724	$12,872	$26,179	$47,920
Less: Cash used for purchases of property, plant and equipment	(2,802)	(3,117)	(8,228)	(12,581)
Plus: Sale of rental equipment	83	467	350	2,193
Plus: Proceeds from sales of land and buildings	—	—	811	—
Free cash flow provided (non-GAAP)	$11,005	$10,222	$19,112	$37,532